UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                               January 15 , 1998
                Date of Report (Date of earliest event reported)




                               APPLE SOUTH, INC.
             (Exact name of registrant as specified in its charter)



                           Commission File No. 0-19542

       Georgia                                          59-2778983
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                              Hancock at Washington
                             Madison, Georgia 30650
             (Address of Principal Executive Offices and zip code)


       Registrant's telephone number, including area code: (706) 342-4552




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






ITEM 5.       OTHER EVENTS

The Registrant has decided to sell its franchised Applebee's Neighborhood Grill & Bar ("Applebee's") restaurants in order to focus on the continued development of its proprietary restaurant concepts and the acquisition of new proprietary concepts, if available. The Registrant currently operates 264 Applebee's restaurants pursuant to development and franchise agreements with Applebee's International, Inc., the franchisor of the Applebee's concept. The Registrant's proprietary restaurant concepts consist of Don Pablo's Mexican Kitchen restaurants, McCormick & Schmick seafood dinner houses, Hops Restaurant Bar & Brewery restaurants, and Canyon Cafe restaurants.

In furtherance of its divestiture strategy, the Registrant has entered into an Asset Purchase Agreement dated December 23, 1997 (the "Agreement") with Applebee's International whereby the Registrant has agreed to sell 31 of its existing Applebee's Neighborhood Grill & Bar restaurants and one restaurant under construction to Applebee's International for a purchase price of approximately $93.4 million in cash. The restaurants to be sold to Applebee's International are located in the Charlottesville, Norfolk, Richmond, and Roanoke, Virginia areas, and at the time of the sale, the Registrant will relinquish its rights to develop Applebee's restaurants in these territories. The Agreement provides that the Registrant will use its reasonable best efforts to dispose of all its remaining Applebee's restaurants by the end of 1999, and Applebee's International has agreed to co-operate in accomplishing the disposition. Applebee's International will have an option to acquire Applebee's restaurants not disposed of by the end of 1999. Existing covenants of the Registrant not to compete with the Applebee's concept, which are contained in franchise and development agreements with Applebee's International, will be eliminated by the end of 1998.

The Registrant has also executed letters of intent with three purchasers for approximately $115 million in cash for the sale of 61 Applebee's restaurants and related territorial development rights in the Mississippi; Knoxville, Chattanooga, Tri-Cities, Memphis, and Jackson, Tennessee; and Washington, D.C. development territories. These transactions are contingent upon completion and signing of definitive purchase agreements and satisfaction of customary closing conditions, including purchaser financing.

The Registrant expects completion of its divestiture plan to be accomplished over the next 12 to 18 months and believes that total gross proceeds from the sale of its Applebee's restaurants will exceed $500 million. Proceeds from the proposed transactions will be used first to pay down the Registrant's revolving credit facilities. The remainder is expected to be used for additional development of the Registrant's proprietary restaurant concepts and for selected acquisitions of additional concepts, if available. The Registrant may also consider common stock repurchases.





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Certain of the statements set forth above,  including the expected timing of and projected level of proceeds from the sale of the Registrant's Applebee's restaurants, are forward-looking statements. Factors that could affect the Registrant's ability to dispose of the Applebee's restaurants within the desired time frame for the anticipated gross sales price include, among others, national and regional economic conditions, the financial performance of the Registrant's Applebee's restaurants and the Applebee's system in general, turnover of Applebee's restaurant employees prior to sale, the availability of purchasers qualified to meet applicable franchise standards, and the availability of appropriate financing for qualified prospective purchasers.


ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

(b)      Pro Forma Financial Statements.


                                Apple South, Inc.
              Unaudited Pro Forma Consolidated Financial Statements
                              Basis of Presentation


The pro forma consolidated statements of earnings for the year ended December 29, 1996, and for the nine months ended September 28, 1997, present the operating results of Apple South, Inc. (the "Company"), excluding the operations of its Applebee's restaurants in the Norfolk, Richmond, Roanoke, and Charlottesville, Virginia; Knoxville, Chattanooga, Tri-Cities, Memphis, and Jackson, Tennessee; Washington, D.C.; and Mississippi markets, as if such operations had been disposed of at the beginning of the respective periods. The pro forma consolidated balance sheet has been prepared assuming the Applebee's restaurant dispositions took place as of September 28, 1997.

The unaudited pro forma consolidated statements of earnings, balance sheet and notes thereto should be read in conjunction with the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 29, 1996, and the Company's Quarterly Reports on Form 10-Q for the unaudited fiscal quarters ended March 30, 1997, June 29, 1997 and September 28, 1997.

The unaudited pro forma information is not necessarily indicative of the consolidated results of operations or the consolidated financial position that would have resulted had the Applebee's restaurant dispositions occurred as described above, nor is it necessarily indicative of the results of operations of future periods or future consolidated financial position.





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



                                                         Apple South, Inc.
                                          Pro Forma Consolidated Statement of Earnings
                                                 (In thousands, except per share data)
                                                           (Unaudited)

------------------------------------------------------------------------------------------------------------------------------------
                                                                               Historical                                Pro Forma
                                                                               Year Ended                                Year Ended
                                                                              December 29,            Pro Forma         December 29,
                                                                                   1996              Adjustments             1996
------------------------------------------------------------------------------------------------------------------------------------
Restaurant sales:
    Applebee's                                                                 $   379,042          (147,650)(B)            231,392
    Don Pablo's                                                                    133,261                 -                133,261
    Harrigan's                                                                      21,991                 -                 21,991
    Other                                                                           11,728                 -                 11,728
------------------------------------------------------------------------------------------------------------------------------------
          Total restaurant sales                                                   546,022          (147,650)               398,372
------------------------------------------------------------------------------------------------------------------------------------

Restaurant operating expenses:
    Food and beverage                                                              150,090           (41,041)(B)            109,049
    Payroll and benefits                                                           162,017           (42,600)(B)            119,417
    Depreciation and amortization                                                   22,509            (5,686)(B)             16,823
    Other operating expenses                                                       125,781           (33,626)(B)             92,155
------------------------------------------------------------------------------------------------------------------------------------
          Total restaurant operating expenses                                      460,397          (122,953)               337,444
------------------------------------------------------------------------------------------------------------------------------------

General and administrative expenses                                                 26,329            (4,149)(B)             22,180
Asset revaluation charges                                                           27,700                 -                 27,700
------------------------------------------------------------------------------------------------------------------------------------

Operating income                                                                    31,596           (20,548)                11,048
------------------------------------------------------------------------------------------------------------------------------------


Other income (expense):
    Interest expense                                                               (11,417)            9,019 (C)             (2,398)
    Interest income                                                                     69                 -                     69
    Other, primarily goodwill amortization                                          (2,024)               28 (B)             (1,996)
------------------------------------------------------------------------------------------------------------------------------------

          Total other income (expense)                                             (13,372)            9,047                 (4,325)
------------------------------------------------------------------------------------------------------------------------------------

Earnings before income taxes                                                        18,224           (11,501)                 6,723

Income taxes                                                                         6,550            (4,129)(D)              2,421
------------------------------------------------------------------------------------------------------------------------------------

Net earnings                                                                   $    11,674            (7,372)                 4,302
====================================================================================================================================

Primary earnings per common share                                              $      0.30                                     0.11
==============================================================================================                        ==============

Fully diluted earnings per common share                                        $      0.30                                     0.11
==============================================================================================                        ==============

Average number of common shares used in primary calculation                         39,369                                    39,369
==============================================================================================                        ==============

Average number of common shares used in fully diluted calculation                   39,417                                    39,417
==============================================================================================                        ==============

See accompanying notes









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





                                                         Apple South, Inc.
                                          Pro Forma Consolidated Statement of Earnings
                                              (In thousands, except per share data)
                                                           (Unaudited)

------------------------------------------------------------------------------------------------------------------------------------
                                                                               Historical Nine                        Pro Forma Nine
                                                                                 Months Ended                          Months Ended
                                                                                 September 28,      Pro Forma          September 28,
                                                                                     1997          Adjustments              1997
------------------------------------------------------------------------------------------------------------------------------------
Restaurant sales:
    Applebee's                                                                 $   341,796          (126,313)(B)            215,483
    Don Pablo's                                                                    143,400                 -                143,400
    McCormick & Schmick's                                                           47,297                 -                 47,297
    Hops                                                                            32,393                 -                 32,393
    Canyon Cafes                                                                     8,082                 -                  8,082
    Harrigan's                                                                      14,398                 -                 14,398
    Other                                                                            2,715                 -                  2,715
------------------------------------------------------------------------------------------------------------------------------------
          Total restaurant sales                                                   590,081          (126,313)               463,768
------------------------------------------------------------------------------------------------------------------------------------

Restaurant operating expenses:
    Food and beverage                                                              163,710           (34,773)(B)            128,937
    Payroll and benefits                                                           178,613           (37,159)(B)            141,454
    Depreciation and amortization                                                   22,905            (4,815)(B)             18,090
    Other operating expenses                                                       133,759           (28,428)(B)            105,331
------------------------------------------------------------------------------------------------------------------------------------
          Total restaurant operating expenses                                      498,987          (105,175)               393,812
------------------------------------------------------------------------------------------------------------------------------------

General and administrative expenses                                                 28,773            (3,549)(B)             25,224
------------------------------------------------------------------------------------------------------------------------------------

Operating income                                                                    62,321           (17,589)                44,732
------------------------------------------------------------------------------------------------------------------------------------

Other income (expense):
    Interest expense                                                               (13,181)            8,315 (C)             (4,866)
    Distributions on preferred securities                                           (4,400)                -                 (4,400)
    Interest income                                                                     68                 -                     68
    Other, primarily goodwill amortization                                          (3,176)               45 (B)             (3,131)
------------------------------------------------------------------------------------------------------------------------------------

          Total other income (expense)                                             (20,689)            8,360                (12,329)
------------------------------------------------------------------------------------------------------------------------------------

Earnings before income taxes                                                        41,632            (9,229)                32,403

Income taxes                                                                        13,480            (2,986)(D)             10,494
------------------------------------------------------------------------------------------------------------------------------------

Net earnings                                                                   $    28,152            (6,243)                21,909
====================================================================================================================================

Primary earnings per common share                                              $      0.73                                     0.57
=============================================================================================                          =============

Fully diluted earnings per common share                                        $      0.70                                     0.56
=============================================================================================                          =============

Average number of common shares used in primary calculation                         38,657                                    38,657
=============================================================================================                          =============

Average number of common shares used in fully diluted calculation                   44,505                                    44,505
=============================================================================================                          =============

See accompanying notes







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



                                                         Apple South, Inc
                                              Pro Forma Consolidated Balance Sheet
                                                (In thousands, except share data)
                                                           (Unaudited)

------------------------------------------------------------------------------------------------------------------------------------
                                                                               Historical                                Pro Forma
                                                                              September 28,        Pro Forma           September 28,
                                                                                   1997           Adjustments               1997
------------------------------------------------------------------------------------------------------------------------------------
Assets
Current assets:
      Cash and cash equivalents                                                $     1,801            34,936 (A)
                                                                                                        (146)(A)             36,591
      Short-term investments                                                            37                 -                     37
      Accounts receivable                                                            5,797                 -                  5,797
      Inventories                                                                    9,485            (1,300)(A)              8,185
      Prepaid expenses and other                                                    12,338              (152)(A)             12,186
------------------------------------------------------------------------------------------------------------------------------------
           Total current assets                                                     29,458            33,338                 62,796

Premises and equipment, net                                                        528,399           (96,230)(A)            432,169
Franchise costs, net                                                                 6,109            (2,134)(A)              3,975
Goodwill, net                                                                      174,550                 -                174,550
Other assets                                                                        20,926                 -                 20,926
------------------------------------------------------------------------------------------------------------------------------------
                                                                               $   759,442           (65,026)               694,416
====================================================================================================================================

Liabilities and Shareholders' Equity
Current liabilities:
      Accounts payable                                                         $    17,429                 -                 17,429
      Accrued liabilities                                                           33,791                 -                 33,791
      Current installments of long-term debt                                           194                 -                    194
      Income taxes                                                                     195            34,936 (A)             35,131
------------------------------------------------------------------------------------------------------------------------------------
           Total current liabilities                                                51,609            34,936                 86,545

Long-term debt                                                                     351,151          (156,964)(A)            194,187
Deferred income taxes                                                               14,956                 -                 14,956
Other long-term liabilities                                                          7,355                 -                  7,355
------------------------------------------------------------------------------------------------------------------------------------
           Total liabilities                                                       425,071          (122,028)               303,043
------------------------------------------------------------------------------------------------------------------------------------

Company-obligated mandatorily redeemable preferred securities of subsidiary Apple South Financing I, holding solely
       Apple South, Inc. 7% convertible subordinated debentures
       due March 1, 2027                                                           115,000                 -                115,000

Shareholders' equity:
      Preferred stock, $0.01 par value. Authorized 10,000,000 shares;
          none issued                                                                    -                 -                      -
      Common stock, $0.01 par value. Authorized 75,000,000 shares;
          40,478,760 issued in 1997 and 39,124,925 issued in 1996                      405                 -                    405
      Additional paid-in capital                                                   145,086                 -                145,086
      Retained earnings                                                             98,010            57,002 (A)            155,012
      Treasury stock at cost; 1,759,775 shares in 1997 and 677,508
           shares in 1996                                                          (24,130)                -                (24,130)
------------------------------------------------------------------------------------------------------------------------------------
           Total shareholders' equity                                              219,371            57,002                276,373
------------------------------------------------------------------------------------------------------------------------------------
                                                                               $   759,442           (65,026)               694,416
====================================================================================================================================

See accompanying notes





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





                                Apple South, Inc.
                          Notes to Unaudited Pro Forma
                        Consolidated Financial Statements

Note A. Pursuant to an Asset Purchase Agreement(the "Agreement") dated December 23, 1997, to sell 31 Applebee's restaurants plus one under construction, in addition to three signed letters of intent for the sale of 61 additional Applebee's restaurants, the Company expects to complete the sale of 93 Applebee's restaurants late in the first quarter or early in the second quarter of 1998. The Company expects cash proceeds related to these sales to be approximately $208.4 million, resulting in a gain on sale before tax effect of approximately $91.9 million ($57.0 million gain after tax effect).

The pro forma adjustment to long term debt reflects the assumption that the proceeds would have been used to pay down long term debt by $157.0 million related to the Company's revolving credit agreements, with the remaining proceeds maintained as cash and cash equivalents.

The pro forma adjustment to income tax liability reflects the tax liability relating to the gain on sale using a 38.0% effective rate.

The remaining pro forma adjustments to cash and cash equivalents, inventories, prepaid expenses and other, premises and equipment and franchise costs reflect the sale of certain assets related to the 93 Applebee's restaurants expected to be disposed.


Note B. The pro forma adjustment eliminates the direct revenues and direct operating expenses related to the Company's 93 Applebee's restaurant operations expected to be disposed.


Note C. The proforma adjustment to interest expense reflects the decrease in interest expense resulting from the assumed use of sales proceeds to reduce long-term debt related to the Company's revolving credit agreements by $121.9 million in 1996 and $91.2 million in 1997. In addition, the adjustment assumes that the Company's outstanding obligation under its 1996 Senior note offering would have been reduced by $65.0 million in both 1996 and 1997.


Note D. The pro forma adjustment to income taxes reflects the income tax effects of the above adjustments assuming a 35.9% and 32.4% effective rate for 1996 and 1997 respectively.

(c)      Exhibits

         2.1 Asset Purchase Agreement dated December 23, 1997 by and among Applebee's International, Inc. And Apple South, Inc.










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




                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               APPLE SOUTH, INC.
                                                 (Registrant)


Date: January 15, 1998              By:       /s/ Erich J. Booth
                                              --------------------
                                              Erich J. Booth
                                              Chief Financial Officer, Treasurer

                                              /s/ Philip L. Ammons
                                              --------------------
                                              Philip L. Ammons
                                              Chief Accounting Officer




















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




                                  EXHIBIT INDEX

Exhibit                                                                    Page
Number                             Description                            Number

2.1     Asset Purchase Agreement dated December 23, 1997 by and
        among Applebee's International, Inc. And Apple South, Inc.          11






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